Exhibit 3.32

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

FIRST:	The name of the limited partnership is RT Denver Franchise, L.P.

SECOND:	The name and address of the Registered Agent is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

THIRD:	The name and mailing address of the general partner is as follows:

RT Colorado, Inc.

c/o Ruby Tuesday, Inc.

4721 Morrison Drive

Mobile, Alabama 36609

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of RT Denver Franchise, L.P. as of the 30th day of December, 1997.

GENERAL PARTNER:

RT COLORADO, INC.

By:	/s/ J. Russell Mothershed
Name:	J. Russell Mothershed
Title:	Vice President

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

RT DENVER FRANCHISE, L.P.

THE UNDERSIGNED, desiring to amend the Certificate of Limited Partnership of RT Denver franchise, L.P., a Delaware limited partnership, pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

Article Three of the Certificate of Limited Partnership shall be amended as follows:

THIRD:	The name and mailing address of the general partner is as follows:

RT Promacon, LLC

c/o Robert L. Steinberger

22388 Quail Run Drive

Parker, Colorado 80138

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership as of the 29th day of March, 2002.

GENERAL PARTNER:

RT PROMACON, LLC, a Delaware limited liability company

BY:	/s/ Robert L. Steinberger
Robert L. Steinberger, President and Manager

RT COLORADO, LLC, a Colorado limited liability company

BY:	/s/ Timothy P. Kaliher
Timothy P. Kaliher, Manager